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EXHIBIT 12. STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollars in millions)

                                                                            YEAR ENDED DECEMBER 31,
                                                    2004              2003             2002            2001             2000
                                                  ---------         --------         --------         -------         -------
Fixed charges:
     Interest expense                             $    25.5         $   17.2         $   23.9         $  46.6         $  62.8
     Capitalized interest                                 -                -                -             0.4               -
     Interest portion of rental expense                14.9             14.8             12.1            12.7            11.6
                                                  ---------         --------         --------         -------         -------
          Total fixed charges                     $    40.4         $   32.0         $   36.0         $  59.7         $  74.4
                                                  =========         ========         ========         =======         =======

Earnings:
     Income from continuing operations,
       before income taxes                        $   877.8         $  475.2         $  920.5         $ 751.7         $ 633.9
     Fixed charges (above)                             40.4             32.0             36.0            59.7            74.4
     Less: Capitalized interest                           -                -                -             0.4              -
                                                  ---------         --------         --------         -------         -------
          Total earnings                          $   918.2         $  507.2         $  956.5         $ 811.0         $ 708.3
                                                  =========         ========         ========         =======         =======
Ratio of Earnings to Fixed Charges                     22.7             15.9             26.6            13.6             9.5
                                                  =========         ========         ========         =======         =======

(1) Fixed charges represent interest (including capitalized interest) and the interest factor of all rentals, consisting of an appropriate interest factor on operating leases.